Exhibit 99.1

Allscripts Reports Third Quarter 2010 Results

Community Sales Set the Pace for Bookings Growth

Merger Integration and Synergy Plan on Track for 2011

Company Provides 2011 Financial Guidance

CHICAGO, Nov. 8, 2010 /PRNewswire-FirstCall/ — Allscripts Healthcare Solutions, Inc. (Allscripts) today announced its financial results for the three and nine months ended September 30, 2010.

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Third Quarter Highlights:

•	Third quarter total bookings of $215.9 million, including legacy Allscripts bookings of $112.0 million

•	Eclipsys bookings growth of 26 percent year-to-date and on track for 20-30 percent year-over-year growth in 2010

•	GAAP revenue of $242.4 million; total non-GAAP revenue of $329.1 million, a 12 percent year-over-year increase

•	GAAP net income of $1.4 million and diluted earnings per share of $0.01 includes approximately $19.6 million, or $0.10 per share for transaction-related expenses, both net of tax

•	Non-GAAP net income of $36.8 million, a 21 percent year-over-year increase, and non-GAAP diluted earnings per share of $0.19

•	Company reduces long-term debt by $40.0 million

“I am pleased with our strong operating performance during a quarter that included the successful merger with Eclipsys and solid progress on integration,” said Glen Tullman, Chief Executive Officer of Allscripts. “We are also excited by the industry’s positive reaction to the merger. Clients and prospects tell us they appreciate having a new choice in the market, whether for a fully integrated solution that connects ambulatory practices to hospitals or for a best-of-breed approach that allows our clients to build on what they have. Our goal is to create a new operating model for healthcare — a connected community of health — and our merger moves our clients and their patients one step closer to that goal.”

Third Quarter Results

Allscripts completed its merger with Eclipsys Corporation on August 24, 2010 and, in connection with the merger, the Allscripts Board of Directors approved changing the company’s fiscal year-end from May 31 to December 31. The Company’s 2010 third quarter financials include Allscripts operations for the three months ended September 30, 2010 and Eclipsys operations for the period from August 24, 2010 through September 30, 2010. References to non-GAAP results include both Allscripts and Eclipsys operations for the entire three-month period ended September 30, 2010. The comparable quarter from the prior year includes the non-GAAP results of Allscripts for the three months ended August 31, 2009 and Eclipsys for the three months ended September 30, 2009 (third quarter 2009).

GAAP revenue for the three months ended September 30, 2010 was $242.4 million. Total non-GAAP revenue(1) for the three months ended September 30, 2010 was $329.1 million, compared to total non-GAAP revenue of $293.6 million for the third quarter 2009, a 12 percent increase.

GAAP gross profit was $124.4 million for the third quarter of 2010. Total non-GAAP gross profit(2) was $160.8 million for the third quarter of 2010, compared to $145.4 million for the third quarter 2009, an increase of 10 percent.

GAAP operating loss for the third quarter of 2010 totaled $1.7 million and includes transaction-related expenses of $35.7 million, on a pre-tax basis. Total non-GAAP operating income(3) was $63.0 million for the third quarter of 2010, or 19.1 percent of total non-GAAP revenue. This compares to $49.9 million or 17 percent of total non-GAAP revenue for the third quarter 2009.

GAAP net income for the third quarter of 2010 was $1.4 million, including transaction-related expenses of $19.6 million, net of tax. Total non-GAAP net income(4) was $36.8 million for the third quarter of 2010, compared to $30.5 million for the third quarter 2009, an increase of 21 percent.

Diluted earnings per share for the three months ended September 30, 2010 was $0.01, including transaction-related expense of $0.10 per share, net of tax. Non-GAAP diluted earnings per share(5) was $0.19 for the three months ended September 30, 2010, compared to $0.16 per diluted share for the third quarter 2009.

In connection with the repurchase of approximately 24.4 million of its shares in August 2010, Allscripts entered into a credit agreement for a $470 million senior secured term loan facility and a $250 million senior secured revolving facility, collectively referred to as the “Senior Secured Credit Facilities.” Allscripts borrowed a total of $570 million under the Senior Secured Credit Facilities in August

2010 to finance the share repurchase. In September 2010, Allscripts repaid approximately $40 million of the initial amounts borrowed. As of September 30, 2010, the company had $530 million of borrowings outstanding and cash and marketable securities of approximately $120 million.

Financial Commentary

“Our third quarter results were strong, and we successfully closed the Eclipsys merger and related transactions approximately two months sooner than we originally predicted,” said Bill Davis, Chief Financial Officer of Allscripts. “I am especially pleased that Allscripts and Eclipsys, on a stand-alone basis, both achieved their respective financial objectives for the quarter. This speaks to the dedication of our collective organization to remain focused on our commitments to our clients and other stakeholders. The strength and long-term stability of our business also was evident in our ability to repay $40 million of our outstanding debt in the quarter, less than 60 days after the initial loan.”

Mr. Davis added, “Our integration plans are on track and we remain confident in our ability to achieve Allscripts cost synergy goals as previously outlined.”

Allscripts Financial Guidance

Allscripts provided updated non-GAAP financial guidance for 2010 and 2011, to reflect its new fiscal year, which ends on December 31 and a full year of reported results for both Eclipsys and Allscripts in 2010 and 2011. Please see footnotes at the end of this press release for a reconciliation of GAAP and non-GAAP financial presentations and other information.

Fourth Quarter 2010 Non-GAAP Guidance Range(6)

Non-GAAP Revenue	$332.0 million to $337.0 million
Non-GAAP Adjusted Operating Income	$63.0 million to $66.0 million
Non-GAAP Adjusted Operating Margin	19 percent
Interest Expense	$6.7 million
Tax Rate	39 percent
Non-GAAP Net Income	$34.0 million to $36.0 million
Non-GAAP Earnings Per Share	$0.18-$0.19
Diluted Shares	194.5 million to 195.0 million

Calendar Year 2010 Non-GAAP Guidance Range(7)

Non-GAAP Revenue	$1,295.0 million to $1,300.0 million
Non-GAAP Adjusted Operating Income	$244.0 million to $247.0 million
Non-GAAP Adjusted Operating Margin	19 percent
Interest Expense	$10.5 million
Tax Rate	39 percent
Non-GAAP Net Income	$142.0 million to $144.0 million
Non-GAAP Earnings Per Share	$0.73-$0.74
Diluted Shares	195.0 million

Calendar Year 2011 Non-GAAP Guidance Range(8)

Non-GAAP Revenue	$1,425.0 million to $1,450.0 million
Non-GAAP Adjusted Operating Income	$303.0 million to $308.0 million
Non-GAAP Adjusted Operating Margin	21 percent
Interest Expense	$24.5 million to $26.5 million
Tax Rate	38.0 percent to 39.5 percent
Non-GAAP Net Income	$167.0 million to $176.0 million
Non-GAAP Earnings Per Share	$0.85-$0.89
Diluted Shares	197.0 million

Allscripts guidance for 2011 reflects revenue growth in a range of 10-12 percent, operating margin of approximately 21 percent and diluted earnings per share growth of 16-22 percent, all on a non-GAAP basis. Allscripts 2011 guidance compares favorably with its previously disclosed 2-3 year financial outlook of 8-10 percent revenue growth, non-GAAP operating margin of 20 percent and non-GAAP diluted earnings per share growth of 15-18 percent.

“The new Allscripts is off to a strong start,” Mr. Tullman continued. “We moved quickly to articulate our vision—a connected community of health—and our competitive differentiation: a base of more than 50,000 physician offices using our solutions, unique product and process offerings, and the best people in the industry. I am confident the entire organization is prepared to achieve our mission of empowering our clients to deliver world-class outcomes for their patients.”

Conference Call

Allscripts will conduct a conference call today, Monday November 8, 2010 at 4:30 PM Eastern Time to discuss the company’s earnings and other information. The conference call can be accessed via the Internet at www.allscripts.com, or by dialing (877) 303-0543 and requesting the Allscripts earnings call. International callers can access the conference call by dialing (973) 935-8787 and requesting the

Allscripts investor call. A Microsoft Windows Media Player web replay of the call will be available four hours after the conclusion of the call for a period of two weeks at www.allscripts.com or by calling (800) 642-1687 or (706) 645-9291 for international callers—ID # 13420206.

(Minimum requirements to listen to the call online are: Microsoft Windows Media Player software, downloadable free from www.microsoft.com, an Internet connection, and speakers or earphones).

Basis of Presentation

The company’s GAAP results for the three and nine months ended September 30, 2010 and August 31, 2009 include the results of Allscripts for each such period. The company’s GAAP results for the three and nine months ended September 30, 2010 include the results of Eclipsys subsequent to the date of the merger on August 24, 2010 (the 2010 Merger), at which time the company’s legal name was changed to Allscripts Healthcare Solutions, Inc. We did not recast the results for the 2009 fiscal periods because our financial reporting processes in place at the time included certain procedures that were only performed on a quarterly basis. Consequently, to recast those periods would have been impractical and would not have been cost-justified. Furthermore, we believe the comparative quarters reported for fiscal year 2009 provide a meaningful comparison to the calendar year 2010 quarters and there are no factors, seasonal or otherwise, that materially impact the comparability of information or trends.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

1.	Total non-GAAP revenue for the three months ended September 30, 2010 and third quarter 2009 gives effect to the add-back of an acquisition related deferred revenue adjustment of $7.2 million and $3.2 million, respectively. In addition, total non-GAAP revenue for the three months ended September 30, 2010 includes revenue of Eclipsys prior to the close of the 2010 Merger totaling $79.5 million. Non-GAAP revenue for the third quarter 2009 includes previously reported revenue of Eclipsys totaling $125.5 million.

2.	Total non-GAAP gross profit for the three months ended September 30, 2010 and third quarter 2009 gives effect to the add-back of an acquisition related deferred revenue adjustment of $7.2 million and $3.1 million, respectively. Total non-GAAP gross profit for the three months ended September 30, 2010 includes gross profit of Eclipsys prior to the close of the 2010 Merger totaling $29.2 million. Non-GAAP gross profit for the third quarter 2009 includes gross profit of Eclipsys totaling $57.4 million. In addition, total non-GAAP gross profit for the third quarter 2009 includes $4.8 million in depreciation and amortization expenses reclassified to conform to Allscripts’ income statement presentation and an add-back of $0.6 million in severance related costs primarily related to the Eclipsys professional services organization.

3.	Total non-GAAP operating income for the three months ended September 30, 2010 and third quarter 2009 gives effect to the pre-tax add-back of acquisition-related amortization of $10.5 million and $8.8 million, respectively; stock-based compensation expense of $6.6 million and $6.9 million, respectively; transaction-related expenses of $35.7 million and $3.9 million, respectively; and an acquisition-related deferred revenue adjustment of $7.2 million and $3.1 million, respectively. Total non-GAAP operating income for the three months ended September 30, 2010 also includes operating income of Eclipsys prior to the close of the 2010 Merger totaling $4.7 million. Non-GAAP operating income for the third quarter 2009 includes previously reported operating income of Eclipsys totaling $4.5 million. Also, an add-back of $1.1 million in severance related costs primarily related to the Eclipsys professional services organization is included in the same period.

4.	Total Non-GAAP net income for the three months ended September 30, 2010 and third quarter 2009 gives effect to the after-tax add-back of acquisition-related amortization of $6.4 million and $5.4 million, respectively; stock-based compensation expense of $4.0 million and $4.5 million, respectively; transaction-related expenses of $19.6 million and $2.4 million, respectively; and an acquisition-related deferred revenue adjustment of $4.3 million and $1.8 million, respectively. Non-GAAP net income for the three months ended September 30, 2010 includes net income of Eclipsys prior to the close of the 2010 Merger totaling $2.9 million. Non-GAAP net income for the third quarter 2009 includes the previously reported net income of Eclipsys totaling $3.9 million. Add-backs of $0.7 million in severance-related costs primarily related to the Eclipsys professional services organization and a realized loss on Eclipsys’ Auction Rate Securities totaling $0.7 million, both net of tax, are included in non-GAAP net income for the third quarter 2009. A deduction adjustment to non-GAAP net income of approximately $1.7 million consists of a combination of discrete tax items for Eclipsys, primarily deferred tax asset adjustments for Canadian research and development. Lastly, tax rate alignment of $1.8 million and $0.1 million is deducted for the three months ended September 30, 2010 and the third quarter 2009, respectively.

5.	Please see below for a further discussion of non-GAAP measures.

6.	Allscripts non-GAAP guidance for the fourth quarter of calendar 2010 assumes the following adjustments to approximately $314.0 million in GAAP revenue: an add-back of approximately $21.0 million pretax, in deferred revenue adjustments. Non-GAAP guidance for the fourth quarter of calendar 2010 assumes the following adjustments to GAAP operating and net income: add-backs of approximately $18.0 million of acquisition-related amortization; approximately $6.0 million in stock-based compensation expense; approximately $21.0 million in deferred revenue adjustments; all on a pre-tax basis. Allscripts fourth quarter 2010 non-GAAP net income and diluted earnings per share guidance assumes a 39% tax rate.

7.	Allscripts non-GAAP guidance for calendar 2010 contemplates reported results for Allscripts from December 1, 2009 through May 31, 2010 and July 1, 2010 through December 31, 2010 and the twelve months ended December 31, 2010 for Eclipsys. Allscripts non-GAAP guidance for calendar 2010 assumes the following adjustments to approximately $1,267.0 million GAAP revenue: an add-back of approximately $29.0 million in deferred revenue adjustments, pretax. Non-GAAP guidance for calendar 2010 assumes the following adjustments to GAAP operating and net income: approximately $46.0 million of acquisition-related amortization; approximately $28.0 million in stock-based compensation expense; approximately $29.0 million in deferred revenue adjustments; all on a pre-tax basis. Allscripts 2010 non-GAAP net income and diluted earnings per share guidance assumes a 39% tax rate.

8.	Allscripts non-GAAP guidance for calendar 2011 assumes the following adjustments to approximately $1,418.0 million in GAAP revenue: approximately $20.0 million, pre-tax in deferred revenue adjustments. Non-GAAP guidance for calendar 2011 assumes the following adjustments to GAAP operating and net income: approximately $70.0 million of acquisition-related amortization; approximately $19.0 million in stock-based compensation expense; approximately $20.0 million in deferred revenue adjustments; all on a pre-tax basis. Allscripts 2011 non-GAAP net income and diluted earnings per share guidance assumes a 38.0%-39.5% tax rate.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this press release total non-GAAP revenue, gross profit, operating income and net income, including non-GAAP net income on a per share basis, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Total non-GAAP revenue consists of GAAP revenue as reported and Eclipsys revenue for periods prior to the August 24, 2010 consummation of the 2010 Merger and adds back the acquisition related deferred revenue adjustment booked for GAAP purposes. Total non-GAAP gross profit consists of GAAP gross profit as reported and Eclipsys gross profit for periods prior to the consummation of the 2010 Merger and adds back the acquisition related deferred revenue adjustment booked for GAAP purposes. Total non-GAAP operating income consists of GAAP operating income as reported and Eclipsys operating income for periods prior to the consummation of the 2010 Merger and adds back the acquisition related deferred revenue adjustment booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense and transaction-related expenses. Non-GAAP net income consists of GAAP net income as reported and includes Eclipsys net income for periods prior to the consummation of the 2010 Merger, excludes acquisition-related amortization, stock-based compensation expense and transaction-related expenses, adds back the acquisition related deferred revenue adjustment, in each case net of any related tax effects.

•

Eclipsys Results Pre-Merger Period. Gives effect to the add-back of GAAP revenue, gross profit, operating income and net income for Eclipsys for the period between July 1, 2010 and August 23, 2010, prior to the merger of Allscripts and Eclipsys. Management believes that non-GAAP revenue, gross profit, operating income and net income provide useful supplemental information to management and investors regarding the underlying performance of the company’s business operations and facilitates comparisons of the separate 2010 pre-merger results of legacy Allscripts and legacy Eclipsys to that of the company’s 2010 post-merger results.

•

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Management believes that this adjustment facilitates comparisons of the 2010 merger results of legacy Allscripts and Eclipsys to that of the company’s post-merger results. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

•

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and should also note that such expense will recur in future periods.

•

Transaction-Related Expenses. Transaction-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions. Allscripts excludes transaction-related expenses from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

•

Acquisition Related Deferred Revenue Adjustment. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back this deferred revenue adjustment for non-GAAP revenue and non-GAAP net income because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations and facilitates comparisons of the separate 2010 pre-merger results of legacy Allscripts and Eclipsys to that of the company’s post-merger results.

•	Restructuring Adjustment. Severance-related expenses primarily related to the Eclipsys professional services organization.

•	ARS Adjustment. Realized loss in the quarter on the sale of one of Eclipsys’ auction rate securities.

•	Tax Rate Alignment. Tax adjustment to align the current fiscal period’s effective tax rate to the expected annual effective tax rate.

•

Tax-Related Items Adjustment. Represents a combination of discrete tax items of Eclipsys, primarily deferred tax asset adjustments for Canadian research and development credits and non-GAAP adjustments to reflect the non-GAAP annual effective tax rate.

Management also believes that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis provide useful supplemental information to management and investors regarding the underlying performance of the company’s business operations and facilitates comparisons of the separate 2010 pre-merger results of legacy Allscripts and legacy Eclipsys to that of the company’s 2010 post-merger results. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that we have provided and discussed herein. Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of the company’s core operating results. In addition, the company uses Non-GAAP net income to measure achievement under the company’s cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit and net income and non-GAAP net income on a per share basis are performance measures only, and they do not provide any measure of the company’s cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

About Allscripts

Allscripts (Nasdaq: MDRX) provides innovative solutions that empower all stakeholders across the healthcare continuum to deliver world-class outcomes. The company’s clinical, financial, connectivity and information solutions for hospitals, physicians and post-acute organizations are the essential technologies that enable a connected healthcare community. To learn more about Allscripts, please visit www.allscripts.com, Twitter, Facebook and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements regarding future events or developments, our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements with the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.

Such risks, uncertainties and other factors include, among other things: the possibility that the expected synergies, efficiencies and cost savings of the merger with Eclipsys Corporation (“Eclipsys”) will not be realized, or will not be realized within the expected time period; potential difficulties or delays in achieving platform and product integration and the connection and movement of data among hospitals, physicians, patients and others; the risk that the Allscripts and Eclipsys businesses will not be integrated successfully; competition within the industries in which we operate; failure to achieve certification under the Health Information Technology for Economic and Clinical Health Act could result in increased development costs, a breach of some customer obligations and could put us at a competitive disadvantage in the marketplace; the volume and timing of systems sales and installations, the length of sales cycles and the installation process and the possibility that our products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products; the outcome of any legal proceeding that has been or may be instituted against us; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry, including possible regulation of our software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers and our ability to obtain, use or successfully integrate third-party licensed technology; and breach of our security by third parties. See our Annual Report on Form 10-K for the fiscal year ended May 31, 2010 and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business. The statements herein speak only as of their date and we undertake no duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations.

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	September 30, 2010	May 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$120.1	$143.4	$81.3
Restricted cash	$2.2	0.0	0.0
Accounts receivable, net	308.4	181.9	160.6
Deferred taxes, net	14.6	29.1	1.7
Inventories	4.3	3.2	3.9
Prepaid expenses and other current assets	100.6	50.6	45.6

Total current assets	550.2	408.2	293.1
Long-term marketable securities	1.8	1.9	1.9
Fixed assets, net	101.6	24.6	18.5
Software development costs, net	45.0	29.9	21.5
Intangible assets, net	558.7	206.7	215.4
Goodwill	1,051.2	413.4	413.4
Other assets	69.1	10.0	12.0

Total assets	$2,377.6	$1,094.7	$975.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42.8	$32.3	$7.4
Accrued expenses	76.0	56.5	45.4
Accrued compensation and benefits	41.3	18.2	14.0
Deferred revenue	200.4	104.0	89.3
Other current liabilities	24.8	1.1	0.7

Total current liabilities	385.3	212.1	156.8
Long-term debt	506.5	0.0	24.0
Deferred revenue	5.9	0.0	0.0
Deferred taxes, net	63.1	71.3	22.4
Other liabilities	48.3	4.5	4.0

Total liabilities	1,009.1	287.9	207.2
Total stockholders’ equity	1,368.5	806.8	768.6

Total liabilities and stockholders’ equity	$2,377.6	$1,094.7	$975.8

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Statements of Operations

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2010	August 31, 2009	September 30, 2010	August 31, 2009
Revenue:
System sales	$46.9	$33.5	$135.6	$98.1
Professional services	39.0	15.9	82.3	48.6
Maintenance	76.8	59.4	206.5	172.2
Transaction processing and other	79.7	56.1	193.8	163.3

Total software and related services	242.4	164.9	618.2	482.2
Prepackaged medications	0.0	0.0	0.0	9.7

Total revenue	242.4	164.9	618.2	491.9
Cost of revenue: (a)
System sales	22.2	19.6	70.2	52.2
Professional services	33.6	15.5	71.5	48.5
Maintenance	26.8	20.9	68.4	61.3
Transaction processing and other	35.4	19.8	75.0	57.9

Total software and related services	118.0	75.8	285.1	219.9
Prepackaged medications	0.0	0.0	0.0	7.6

Total cost of revenue	118.0	75.8	285.1	227.5

Gross profit	124.4	89.1	333.1	264.4
Selling, general and administrative expenses (b) (c)	103.8	53.0	227.2	155.9
Research and development	16.7	12.0	44.5	32.5
Amortization of intangible assets	5.6	2.5	10.6	8.0

Income from operations	(1.7)	21.6	50.8	68.0
Interest expense	(3.1)	(0.7)	(3.9)	(2.1)
Interest income and other, net	0.3	0.1	1.0	0.4

(Loss) income before income taxes	(4.5)	21.0	47.9	66.3
Benefit (provision) for income taxes	5.9	(8.1)	(14.9)	(26.8)

Net income	$1.4	$12.9	$33.0	$39.5

Earnings per share:
Basic	$0.01	$0.09	$0.22	$0.27

Diluted	$0.01	$0.09	$0.21	$0.27

Weighted average common shares outstanding:
Basic	156.1	143.0	149.5	144.0

Diluted	159.6	148.0	153.2	147.2

(a) Includes pre-tax amortization of intangibles	$4.9	$3.2	$11.2	$9.5
(b) Includes pre-tax stock-based compensation	$6.6	$3.3	$13.5	$8.0
(c) Includes pre-tax transaction-related expenses	$35.7	$3.9	$48.5	$14.6

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Nine Months Ended
	September 30, 2010	August 31, 2009
Cash flows from operating activities:
Net income	$33.0	$39.5
Non-cash adjustments to net income	69.5	44.7
Cash used in changes in operating assets and liabilities	(20.2)	(14.4)

Net cash provided by operating activities	82.3	69.8
Cash flows from investing activities:
Capital expenditures	(18.6)	(4.5)
Capitalized software	(28.8)	(14.9)
Sales and maturities of marketable securities and other investments, net	2.8	6.2
Change in restricted cash	2.2	0.0
Net cash acquired in merger with Eclipsys	170.1	0.0
Net proceeds from the sale of the prepackaged medications business	0.0	8.0

Net cash provided by (used in) investing activities	127.7	(5.2)
Cash flows from financing activities:
Proceeds from stock options and employee stock purchase plan	2.9	6.6
Excess tax benefits from stock-based compensation	(0.6)	5.5
Net payments on debt instruments	(64.9)	(11.6)
Credit facility borrowings	570.0	0.0
Change in parent’s net investment	0.0	10.5
Repurchase of common stock and senior convertible notes	(679.0)	(59.7)

Net cash used in financing activities	(171.6)	(48.7)

Effect of exchange rates on cash and cash equivalents	0.4	0.0

Net increase in cash and cash equivalents	38.8	15.9
Cash and cash equivalents, beginning of period	81.3	68.9

Cash and cash equivalents, end of period	$120.1	$84.8

Allscripts Healthcare Solutions, Inc.

Condensed Non-GAAP Financial Information

(In millions, except per-share amounts)

(Unaudited)

					Three Months Ended
	Three Months Ended 9/30/10				8/31/09	9/30/09	Q3 2009
	Allscripts	Eclipsys	Additional Int Exp (a)	Non-GAAP	Allscripts	Eclipsys	Non-GAAP
Total revenue, as reported	$191.2	$51.2	$0.0	$242.4	$164.9	$125.5	$290.4
Deferred revenue adjustment	0.5	6.7	0.0	7.2	2.6	0.6	3.2
Eclipsys results pre-merger period (7/1/10-8/23/10)	0.0	79.5	0.0	79.5	0.0	0.0	0.0

Total non-GAAP revenue	$191.7	$137.4	$0.0	$329.1	$167.5	$126.1	$293.6

Gross profit, as reported	$103.9	$20.5	$0.0	$124.4	$89.1	$57.4	$146.5
Deferred revenue adjustment	0.5	6.7	0.0	7.2	2.6	0.5	3.1
Depreciation reclass	0.0	0.0	0.0	0.0	0.0	(4.8)	(4.8)
Restructuring	0.0	0.0	0.0	0.0	0.0	0.6	0.6
Eclipsys results pre-merger period (7/1/10-8/23/10)	0.0	29.2	0.0	29.2	0.0	0.0	0.0

Total non-GAAP gross profit	$104.4	$56.4	$0.0	$160.8	$91.7	$53.7	$145.4

Operating income, as reported	$5.5	($7.2)	$0.0	($1.7)	$21.6	$4.5	$26.1
Deferred revenue adjustment	0.5	6.7	0.0	7.2	2.6	0.5	3.1
Acquisition-related amortization	5.6	4.9	0.0	10.5	5.7	3.1	8.8
Stock-based compensation expense	6.6	0.0	0.0	6.6	3.3	3.6	6.9
Transaction-related expense	26.6	9.1	0.0	35.7	3.9	0.0	3.9
Restructuring	0.0	0.0	0.0	0.0	0.0	1.1	1.1
Eclipsys results pre-merger period (7/1/10-8/23/10)	0.0	4.7	0.0	4.7	0.0	0.0	0.0

Total non-GAAP operating income	$44.8	$18.2	$0.0	$63.0	$37.1	$12.8	$49.9

Net income, as reported	$5.4	($4.0)	$0.0	$1.4	$12.9	$3.9	$16.8
Deferred revenue adjustment	0.3	4.0	0.0	4.3	1.5	0.3	1.8
Acquisition-related amortization	3.4	3.0	0.0	6.4	3.5	1.9	5.4
Stock-based compensation expense	4.0	0.0	0.0	4.0	2.0	2.5	4.5
Transaction-related expense (b)	16.0	5.5	(1.9)	19.6	2.4	0.0	2.4
Restructuring	0.0	0.0	0.0	0.0	0.0	0.7	0.7
ARS Sales	0.0	0.0	0.0	0.0	0.0	0.7	0.7
Tax rate alignment	(1.6)	(0.2)	0.0	(1.8)	(0.1)	0.0	(0.1)
Tax related items	0.0	0.0	0.0	0.0	0.0	(1.7)	(1.7)
Eclipsys results pre-merger period (7/1/10-8/23/10)	0.0	2.9	0.0	2.9	0.0	0.0	0.0

Non-GAAP net income	$27.5	$11.2	($1.9)	$36.8	$22.2	$8.3	$30.5

Tax Rate	40%	38%	0%	39%	39%	39%	39%
Weighted shares outstanding - diluted	153.0	58.3	N/A	194.5	150.0	57.0	195.0
Earnings per share - diluted	$0.04	($0.07)	N/A	$0.01	$0.09	$0.07	$0.09

Non-GAAP earnings per share - diluted	$0.18	$0.19	N/A	$0.19	$0.15	$0.15	$0.16

(a)	For illustrative purposes, legacy Allscripts results for the three months ended September 30, 2010 exclude interest expense of approximately $3 million pretax, or $1.9 million on an after-tax basis attributable to the 2010 share repurchase.

This expense is netted out of non-GAAP adjustments for purposes of calculating non-GAAP net income for the combined company.

(b)	Various historical transaction related expenses including severance, consulting, legal, incremental interest associated with the 2010 share repurchase and other expenses.

CONTACT: Investors, Seth Frank, Vice President, Investor Relations, +1-312-506-1213, seth.frank@allscripts.com, or Media, Catherine Riedel, Director, Public Relations, +1-312-506-1294, catherine.riedel@allscripts.com, both of Allscripts Healthcare Solutions, Inc.